Exhibit 99.2

For more information, contact:

Name: McCall Butler

AT&T Corporate and Financial Communications

Phone: 470-773-5704

Email: mb8191@att.com

AT&T INC. ANNOUNCES FINAL RESULTS OF ITS CASH OFFERS

Dallas, Texas, April 10, 2018 — AT&T Inc. (NYSE: T) (“AT&T”) announced today the final results of its four separate offers to purchase for cash (the “Cash Offers”), any and all of the outstanding notes listed in the table below which have a special mandatory redemption provision (collectively, the “Old Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase dated March 29, 2018 (the “Offer to Purchase” and, together with the accompanying notice of guaranteed delivery, the “Cash Offer Documents”).

The Cash Offers expired at 5:00 p.m., New York City time, on April 5, 2018. Based on the amount of Old Notes tendered in the Cash Offers and in accordance with the terms of the Cash Offers, AT&T accepted, on April 10, 2018, the Old Notes validly tendered and not validly withdrawn pursuant to the Cash Offers as set forth in the table below.

Title of Series of Old Notes to be Purchased	Principal Amount Outstanding (mm)	CUSIP/ISIN No.	Maturity Date	Principal Amount Tendered(1)	Principal Amount AT&T Accepted
5.300% Global Notes due 2058	$2,500.00	00206REQ1; US00206REQ11	August 14, 2058	$4,718,000	$4,718,000
5.150% Global Notes due 2050	$4,951.50	00206REP3; US00206REP38	February 14, 2050	$3,967,000	$3,967,000
4.900% Global Notes due 2037	$4,500.00	00206REN8; US00206REN89	August 14, 2037	$5,913,000	$5,913,000
Floating Rate Global Notes due 2023	$750.00	00206REJ7; US00206REJ77	February 14, 2023	$10,462,000	$10,462,000

(1)	Reflects the aggregate principal amount of each series of Old Notes (i) that have been validly tendered and not validly withdrawn, at or prior to April 5, 2018 or (ii) with respect to which a properly completed and duly executed notice of guaranteed delivery and all other required documents were delivered at or prior to April 5, 2018 and that were tendered pursuant to the Cash Offers at or prior to 5:00 p.m., New York City time, on April 9, 2018 pursuant to guaranteed delivery procedures, based, in each case, on information provided by the tender agent to AT&T.

In connection with the settlement of the Cash Offers, AT&T paid aggregate total consideration of (i) $10,488,155.00 for the Floating Rate Global Notes due 2023, plus accrued and unpaid interest of $43,529.44; (ii) $5,927,782.50 for the 4.900% Global Notes due 2037, plus accrued and unpaid interest of $45,070.18; (iii) $3,976,917.50 for the 5.150% Global Notes due 2050, plus accrued and unpaid interest of $31,780.08 and (iv) $4,729,795.00 for the 5.300% Global Notes due 2058, plus accrued and unpaid interest of

April 10, 2018
© 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

$38,897.26, in each case for the respective series of Old Notes validly tendered and accepted for purchase pursuant to the Cash Offers.

Interest ceased to accrue on April 10, 2018 for all Old Notes accepted, including those tendered through the guaranteed delivery procedures.

All holders of Old Notes were authorized to participate in the Cash Offers.

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein. The Cash Offers were made solely by the Cash Offer Documents and only to such persons and in such jurisdictions as is permitted under applicable law.

Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC acted as the Joint-Lead Dealer Managers for the Cash Offers. Global Bondholder Services Corporation acted as the tender agent and information agent for the Cash Offers. Questions related to the Cash Offers may be directed to Global Bondholder Services Corporation at (866) 470-3900 (toll free) or (212) 430-3774 (collect).

###

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this news release contains forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission and the Offer to Purchase related to the Cash Offers. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

April 10, 2018
© 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.	Page 2